EXHIBIT 21(a)


                  SUBSIDIARIES OF REX STORES CORPORATION

                                                   State of
           Name                                 Incorporation

  Rex Radio and Television, Inc.                   Ohio

  Stereo Town, Inc.                                Georgia

  Kelly & Cohen Appliances, Inc.                   Ohio

  Rex Kansas, Inc.(1)                              Kansas

  AVA Acquisition Corp.(2)                         Delaware

  A.V. Compadres, Inc.(2)                          Ohio


  --------------

  (1)    Wholly-owned subsidiary of Rex Radio and Television, Inc.

  (2)    Non-operating subsidiary



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